SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       June 20, 2005

VAIL BANKS, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300 P.O. Box 6580 Avon, Colorado	81620
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02       APPOINTMENT OF PRINCIPAL OFFICER.

On June 20, 2005, Vail Banks, Inc. (the “Registrant”) issued a Press Release regarding the appointment of Brady Burt as Executive Vice President and Chief Financial Officer of Vail Banks, Inc. and WestStar Bank, the Registrant’s wholly-owned subsidiary bank, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.       Press Release issued by Vail Banks, Inc., dated June 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By:	/s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President

Dated: June 20, 2005